                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal State Series--3 (Florida Insured, New York Insured and Pennsylvania Insured Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-59023 of our opinion dated November 30, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
December 8, 1999